Exhibit 10.1

NOBLE ENERGY, INC.
2017 LONG-TERM INCENTIVE PLAN
(Amended and Restated Effective April 23, 2019)

ARTICLE I. ESTABLISHMENT AND PURPOSE
1.1    Establishment. Noble Energy, Inc., a Delaware corporation (“Noble”), previously established the Noble Energy, Inc. 2017 Long-Term Incentive Plan for the benefit of certain officers, employees, consultants and others performing services for Noble and its Affiliates, as set forth in this Plan.

1.2    Purpose. The purposes of this Plan are to attract and retain highly qualified individuals to perform services for Noble and its Affiliates, to further align the interests of those individuals with those of the stockholders of Noble, and to more closely link compensation with the performance of Noble and its Affiliates. Noble is committed to creating long-term stockholder value. Noble’s compensation philosophy is based on the belief that Noble can best create stockholder value if officers, employees, consultants and others performing services for Noble and its Affiliates act and are rewarded as business owners. Noble believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding performance that will enhance stockholder value.

1.3    Effectiveness and Term. The Plan was originally effective as of April 25, 2017 (the “Effective Date”). This amended and restated Plan shall become effective on the later of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Noble in accordance with applicable law and upon such approval shall supersede the original plan document in its entirety. Unless terminated earlier by the Board pursuant to Section 14.1, this amended and restated Plan shall terminate on the day prior to the tenth anniversary of the earlier of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Noble.

ARTICLE II. DEFINITIONS
2.1    “1992 Plan” means the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended and restated October 20, 2015, and as amended from time to time thereafter.

2.2    “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Noble and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the Employee, consultant, or other individual provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation § 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i).

2.3    “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.4    “Award Agreement” means a written agreement that sets forth the terms, conditions, restrictions and limitations applicable to an Award, and which, in the discretion of the Committee, need not be countersigned by the Participant.

2.5    “Board” means the Board of Directors of Noble.

2.6    “Cause” means any of the following: (a) a Participant’s conviction of a felony or misdemeanor involving moral turpitude; (b) a Participant’s conduct involving a material misuse of the funds or other property of the Company; (c) a Participant’s engagement in business activities which are in conflict with the business interests of the Company; (d) a Participant’s gross negligence or willful misconduct; (e) a Participant’s conduct which is in violation of the Company’s safety rules or standards or which otherwise may cause or causes injury to another employee or any other person; or (f) a Participant’s material violation of Noble’s Code of Conduct.

2.7    “Change of Control” means the occurrence of any of the following events after the Effective Date:

(a)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least 51% of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by Noble’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(b)    The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Noble immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least 51% of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(c)    The stockholders of Noble shall approve a liquidation or dissolution of Noble or a sale of all or substantially all of the stock or assets of Noble; or

(d)    Any “person,” as that term is defined in Section 3(a)(9) of the Exchange Act (other than Noble, any of its subsidiaries, any employee benefit plan of Noble or any of its subsidiaries, or any entity organized, appointed or established by Noble for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Noble representing in the aggregate 25% or more of either (i) the then outstanding shares of Common Stock or (ii) the Voting Securities of Noble, in either such case other than solely as a result of acquisitions of such securities directly from Noble. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, shares of Common Stock or other Voting Securities of Noble shall be deemed the beneficial owner of such shares or Voting Securities.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of subparagraph (d) of this definition solely as the result of an acquisition of securities by Noble which, by reducing the number of shares of Common Stock or other Voting Securities of Noble outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 25% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of Noble beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of Noble (other than a result of a stock split, stock dividend or similar transaction), then a Change of Control shall be deemed to have occurred for purposes of subparagraph (d) of this definition.

2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other guidance thereunder and successor provisions, regulations and other guidance.

2.9    “Committee” means the Compensation, Benefits and Stock Option Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board each of whom must be an Outside Director.
2.10    “Common Stock” means the common stock of Noble, or any stock or other securities hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11    “Company” means Noble or any Affiliate.

2.12    “Disability” means a medically determinable physical or mental impairment for which the Participant is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company; provided, however, that if the Participant is not covered by such a long-term disability insurance plan at the relevant time, “Disability” means a medically determinable physical or mental impairment that prevents the Participant from performing his or her duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than 12 months as determined by the Committee or its delegatee.

2.13    “Dividend Equivalent Cash Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Noble with respect to a share of Common Stock during the period such Award is outstanding.

2.14     “Dividend Equivalent Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Noble with respect to a share of Common Stock during the period such Award is outstanding.

2.15    “Effective Date” means the date this Plan originally became effective as provided in Section 1.3.

2.16    “Employee” means an employee of the Company.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    “Fair Market Value” means the closing sales price for the Common Stock as quoted on the New York Stock Exchange on the date of the determination (or if there was no reported sale on the New York

Stock Exchange on such date, on the last preceding day on which there was a reported sale on the New York Stock Exchange).

2.19    “Good Reason” means any of the following actions if taken by the Company with respect to and without the prior consent of a Participant:

(a)    A material reduction in the Participant’s base compensation;

(b)    A material change in the location at which the Participant must perform services for the Company;

(c)    A material reduction in the Participant’s authority, duties or responsibilities or in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report; or

(d)    A material reduction in the budget over which the Participant retains authority.

2.20    “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.21    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22    “Noble” means Noble Energy, Inc., a Delaware corporation, or any successor thereto.

2.23    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24    “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.25    “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.26    “Outside Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as a “non-employee director” of Noble under Rule 16b-3, and (c) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.27    “Participant” means an individual who is an Employee, consultant or other individual performing services for the Company that has been granted an Award.

2.28    “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.29    “Permitted Transferee” shall have the meaning given such term in Section 15.4(c).

2.30    “Plan” means the Noble Energy, Inc. 2017 Long-Term Incentive Plan, as in effect from time to time.

2.31    “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.32    “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.33    “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.34    “Retirement” means an Employee’s termination of employment with the Company for reasons other than for Cause that occurs on or after the date such Employee attains at least 55 years of age and has completed at least five years of credited service with the Company or in such other circumstances as the Committee may determine in its sole discretion.

2.35    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.36    “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.37    “Section 409A” means Section 409A of the Code.

2.38    “Securities Act” means the Securities Act of 1933, as amended.

2.39    “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.40    “Stock Award” means a share of Common Stock granted to a Participant pursuant to Article XII that is not subject to vesting or forfeiture restrictions.

ARTICLE III. PLAN ADMINISTRATION
3.1Plan Administrator and Discretionary Authority. This Plan shall be administered by the Committee.
The Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to (a) interpret this Plan and the Award Agreements executed hereunder, (b) decide all questions concerning eligibility for, and the amount of, Awards granted under this Plan, (c) construe any ambiguous provision of this Plan or any Award Agreement, (d) prescribe the form of Award Agreements, (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement, (f) issue administrative guidelines as an aid in administering this Plan and make changes in such guidelines as the Committee from time to time deems proper, (g) make regulations for carrying out this Plan and make changes in such regulations as the Committee from time to time deems proper, (h) determine whether Awards should be granted singly or in combination, (i) to the extent permitted under this Plan, grant waivers of Plan terms, conditions, restrictions and limitations, (j) accelerate the exercise, vesting or payment of an Award, (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period, and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of this Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan, including without limitation its construction of the terms of this Plan and its determination of eligibility for participation in, and the terms of Awards granted under, this Plan. The decisions of the Committee and its actions with respect to this Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under this Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be exempt from or compliant with Section 409A, the Committee shall exercise its discretion consistent with such intent.

3.2Delegation of Authority. The Committee shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to the Chief Executive Officer or other officer of Noble, other members of or committees of the Board or such other agents as it may appoint from time to time, provided the Committee may not delegate its duties where such delegation would violate state corporate law.

3.3Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to this Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Noble with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN
4.1Available Shares.

(a)    Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under this Plan shall be 44,000,000 shares of Common Stock.

(b)    The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 14,000,000 shares. The maximum number of shares of Common Stock that may be subject to Options and SARs granted under the Plan to any one Participant during a fiscal year is 800,000 shares. The maximum number of shares of Common Stock that may be subject to Awards (other than Options and SARs) granted under the Plan to any one Participant during a fiscal year is 800,000 shares. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.

(c)    Shares of Common Stock issued pursuant to this Plan may be original issue or treasury shares or any combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Noble will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. If, after reasonable efforts, which efforts shall not include registration of the Plan or Awards under the Securities Act, Noble is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for Noble for the lawful issuance of shares under the Plan, Noble shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)    Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code or Section 409A applies, provided such substitutions or assumptions are permitted by Section 424 of the Code or Section 409A, as applicable.

4.2Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding effected without Noble's receipt of consideration (a) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Noble’s payment of an extraordinary cash dividend, or distribution, or dividend or distribution consisting of any assets of Noble other than cash, the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 4.2, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with Sections 422 and 424 of the Code, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards.

4.3Adjustments for Awards. The following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under this Plan:

(a)    Options and SARs. The grant of Options shall reduce the number of shares of Common Stock available for grant of Awards under this Plan by the number of shares subject to such an Award. The grant of SARs that may be paid or settled only in Common Stock, or in either cash or Common Stock (or a combination thereof), shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such Award, and any shares of Common Stock not delivered upon exercise of such SARs or portion thereof shall not again be available for grant of Awards under this Plan and shall not be added back to the number of shares of Common Stock available for grant under the Plan. Any grant of SARs or portion thereof that may be paid or settled only for cash shall not affect the number of shares of Common Stock available for grant of Awards under the Plan.

(b)    Restricted Stock and Stock Awards. The grant of Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under this Plan by the product of 2.39 multiplied by the number of shares of Common Stock subject to such an Award.

(c)    Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Equivalent Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under this Plan by the product of 2.39 multiplied by the number of shares subject to such an Award. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under this Plan.

(d)    Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under this Plan by the product of 2.39 multiplied by the number of shares subject to such an Award. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under this Plan.

(e)    Cancellation, Forfeiture and Termination. If any Award referred to in Section 4.3(a), (b), (c) or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of any Awards under this Plan and shall be added back to the number of shares available for grant on the same numerical basis as was used upon grant to reduce the number of shares available for grant of Awards.

(f)    Payment of Exercise Price and Withholding Taxes. Notwithstanding any provision of this Plan to the contrary, shares (i) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation pertaining to an Award, or (ii) repurchased by Noble using Option proceeds shall not be available for grant of any Awards under this Plan and shall not be added back to the number of shares available for grant under this Plan.

ARTICLE V. ELIGIBILITY
The Committee shall select Participants from those individuals who are Employees, consultants and other individuals performing services for the Company that, in the opinion of the Committee, are in a position to make a positive contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in this Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS
6.1    Form of Awards. Awards may be granted under this Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI and Stock Awards and Other Incentive Awards pursuant to Article XII, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of this Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of this Plan. Awards under a particular Article of this Plan need not be uniform, and Awards under more than one

Article of this Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

6.2    No Repricing or Reload Rights; No Buy-out of “Underwater” Awards. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option or SAR having an exercise price that is known to be more than the Fair Market Value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement Award of a different type.

6.3    Dividends, Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. No Award that provides for the payment or accumulation of dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights shall allow such dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights to vest or otherwise become payable sooner than the date on which the underlying Award or portion thereof with respect to which it was granted has vested.

ARTICLE VII. OPTIONS
7.1General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or any combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A with respect to a Nonqualified Stock Option or Section 422 of the Code with respect to an Incentive Stock Option. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than 10 years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3Restrictions Relating to Incentive Stock Options.

(a)    Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the dates the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Noble and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under this Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Noble or of its Affiliates unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b)    Each Participant awarded an Incentive Stock Option shall notify Noble in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4Exercise of Options.

(a)    Subject to the terms and conditions of this Plan, Options shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b)    Upon exercise of an Option, the exercise price of the Option shall be payable to Noble in full either (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering (either actually or by attestation) one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) in a combination of the forms specified in (i) or (ii) of this subsection.

(c)    To the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Noble or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Noble to pay the exercise price and any required withholding taxes.

(d)    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Noble shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5    Termination of Employment or Service. Each Award Agreement embodying the Award of an Option may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of an Option, the following termination provisions shall apply with respect to such Award:

(a)    Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding Option, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.

(b)    Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding Option held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s Retirement, the Option shall automatically terminate as of the date of such Retirement, and the right to exercise the Option shall immediately terminate.

(c)    Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding Option, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the Option.

(d)    Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 7.5, an Option held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s termination of employment or service, the Option shall automatically terminate as of the date of such termination, and the right to exercise the Option shall immediately terminate.

Notwithstanding the foregoing, except in the case of a Participant’s death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Noble or a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS
8.1    General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A. The term of each SAR shall be as specified by the Committee; provided, however, that no SAR shall be exercisable later than 10 years after the Grant Date. In the case of an SAR that is granted in conjunction with all or a portion of an Option, the SAR shall expire no later than the expiration of the underlying Option. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs as it determines are necessary or appropriate, provided they are not inconsistent with this Plan.

8.2    Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

8.3    Termination of Employment or Service. Each Award Agreement embodying the Award of SARs may set forth the extent to which the Participant shall have the right to exercise the SARs following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all SARs granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of SARs, the following termination provisions shall apply with respect to such Award:

(a)    Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding SAR, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the SAR shall immediately terminate.

(b)    Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding SAR held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s Retirement, the SAR shall automatically terminate as of the date of such Retirement, and the right to exercise the SAR shall immediately terminate.

(c)    Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding SAR, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the SAR by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the SAR.

(d)    Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 8.3, an SAR held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s termination of employment or service, the SAR shall automatically terminate as of the date of such termination, and the right to exercise the SAR shall immediately terminate.

ARTICLE IX. RESTRICTED STOCK
9.1    General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which the Restricted Stock may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2    Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3    Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4    Other Terms and Conditions.

(a)    Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under this Plan shall be registered in the name of the Participant or, at the option of Noble, in the name of a nominee of Noble, and shall be issued in book-entry form or represented by a stock certificate.

(b)    At the time of an Award of Restricted Stock, the Committee shall prescribe such terms, conditions, restrictions and limitations applicable to the Restricted Stock as it may determine in its sole discretion, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock, the following termination provisions shall apply with respect to such Award:

(i)    Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the shares of Restricted Stock held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the shares of Restricted Stock, together with any dividends or other distributions with respect to such shares then being held by Noble, shall be delivered to the Participant (or in the event of the Participant’s death, to the Participant’s estate) free of such restrictions.

(ii)    Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (i) of this Section 9.4(b), then on the date of such termination of employment or service all of the shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant and transferred to the Company at no cost to Noble.

(c)    Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock, the following provisions shall apply with respect to such Award:

(i)    Restricted Stock shall be held by Noble in escrow for the Participant’s benefit until such time as the Restricted Stock is either forfeited by the Participant to Noble or the restrictions thereon terminate as set forth in the Award Agreement. The Participant shall not retain physical custody of any certificates representing shares of Restricted Stock issued to the Participant until such time as the restrictions on such shares of Restricted Stock terminate as set forth in the Award Agreement. The Participant, by acceptance of the Restricted Stock, shall be deemed to appoint Noble and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of forfeited shares of Restricted Stock to Noble as may be required pursuant to this Plan or the Award Agreement, and to execute such representations or other documents or assurances as Noble or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, Noble, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the shares of Restricted Stock in escrow while acting in good faith in the exercise of its judgment.

(ii)    Subject to the further terms and conditions set forth below, upon the issuance of Restricted Stock to the Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Stock. If Noble shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Common Stock constituting the Restricted Stock, then Noble shall pay or make such dividend or other distribution with respect to the Restricted Stock; provided, however, that with respect to any of the shares of Restricted Stock that are still subject to the restrictions of the Award Agreement, the cash, stock or other securities and other property constituting such dividend or other distribution pertaining to such Restricted Stock shall be held by Noble subject to the restrictions applicable under the Award Agreement to such Restricted Stock until such shares of Restricted Stock are either forfeited by the Participant and transferred to Noble or the restrictions thereon terminate as set forth in the Award Agreement. If the shares of Restricted Stock with respect to which such dividend or distribution was paid or made are forfeited by the Participant pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to Noble. If the restrictions applicable to the shares of Restricted Stock with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of the Award Agreement, then the Participant shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to the Participant as soon as practicable (but in no event later than 60 days) after the termination of such restrictions.

(iii)    The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period other than by will or the laws of descent and distribution.

(d)    Any provision of this Article IX to the contrary notwithstanding, no dividends or distributions made with respect to any share of Restricted Stock shall vest or be payable sooner than the date on which the underlying share of Restricted Stock with respect to which it was made has vested.

(e)    A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS
10.1    General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2    Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3    Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Dividend Equivalent Cash Right or Dividend Equivalent Unit Right grant. A grant of Dividend Equivalent Cash Rights may provide that such Dividend Equivalent Cash Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Equivalent Unit Rights may provide that such Dividend Equivalent Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. Any provision of this Article X to the contrary notwithstanding, no Dividend Equivalent Cash Right or Dividend Equivalent Unit Right shall vest or be payable sooner than the date on which the underlying Restricted Stock Unit with respect to which it was granted has vested.

10.4    Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock Units, the following termination provisions shall apply with respect to such Award:

(a)    Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the Restricted Stock Units held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the Participant (or in the event of the Participant’s death, the Participant’s estate) shall receive the shares of Common Stock or cash associated with such Restricted Stock Units.

(b)    Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (a) of this Section 10.4, then on the date of such termination of employment or service all of the Restricted Stock Units still subject to restrictions shall be forfeited by the Participant.

ARTICLE XI. PERFORMANCE AWARDS
11.1    General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock or any combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2    Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award and (f) such other terms and conditions as the Committee may determine that are not inconsistent with this Plan.

11.3    Performance Goals. The performance measure(s) to be used for purposes of Performance Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (a) an amount or level of earnings or cash flow, (b) earnings or cash flow per share (whether on a pre-tax, after-tax, operational or other basis), (c) return on equity or assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow or EBITDA, (f) revenues, (g) income, net income or operating income, (h) expenses or costs or expense levels or cost levels (absolute or per unit), (i) proceeds of sale or other disposition, (j) share price, (k) total stockholder return, (l) operating profit, (m) profit margin, (n) capital expenditures, (o) net borrowing, debt leverage levels, credit quality or debt ratings, (p) the accomplishment of mergers, acquisitions, dispositions, or similar business transactions, (q) net asset value per share, (r) economic value added, (s) individual business objectives, (t) growth in reserves or production, (u)

finding and development costs, and (v) safety results. The performance goals based on these performance measures may be made relative to the performance of other business entities.

11.4    Negative Discretion. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to such a Performance Award.

ARTICLE XII. STOCK AWARDS AND OTHER INCENTIVE AWARDS
12.1    Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

12.2    Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or any combination thereof), as established by the Committee, subject to the terms of this Plan.

ARTICLE XIII. CHANGE OF CONTROL
13.1    Vesting of Awards. Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control while a Participant is employed by the Company, followed by the termination of such Participant’s employment or service (i) by the Company for reasons other than Cause, or (ii) by the Participant on account of Good Reason, within the 24-month period beginning at the time of the occurrence of the Change of Control (the “Change Effective Time”), each Award outstanding under this Plan to such Participant immediately shall become vested and fully exercisable upon such termination, and any restrictions applicable to the Award shall lapse as of such date; provided, however, that notwithstanding the preceding, any Award that is a Performance Award with performance-based vesting will vest upon such termination of employment or service according to performance achieved as measured through the last day of the month immediately preceding the date of such termination of employment or service. For purposes of this Section 13.1, in order to terminate on account of Good Reason, Participant must provide written notice to the Company of his or her belief that Good Reason exists within 60 days of the initial existence of the Good Reason condition, and that notice must describe in reasonable detail the condition(s) believed to constitute Good Reason. The Company then shall have 30 days to remedy the Good Reason condition(s). If not remedied within that 30-day period, the Participant may submit a notice of termination to the Company; provided, however, that the notice of termination invoking the option to terminate employment for Good Reason must be given no later than 100 days after the date the Good Reason condition first arose; otherwise, the Participant shall be deemed to have accepted the condition(s), or the correction of such condition(s) that may have given rise to the existence of Good Reason.

13.2    Assumption of Awards. Upon a Change of Control where Noble is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised at or before the Change Effective Time will be assumed by or replaced with comparable options and rights in the surviving entity (or a parent of the surviving entity) in accordance with Section 424 of the Code or Section 409A, as applicable, and other outstanding Awards will be converted into similar awards of the surviving entity (or a parent of the surviving entity).

13.3    Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change of Control of Noble, the Committee may, in its sole discretion, no later than the Change Effective Time, require any Participant holding an Award to surrender such Award in exchange for (a) with respect to each share of Common Stock subject to an Option or SAR (whether or not vested), payment by the Company (or a successor), in cash, of an amount equivalent to the excess of the value of the consideration received for each share of Common Stock by holders of Common Stock in connection with such Change of Control (the “Change of Control Consideration”) over the exercise price or grant price per share, (b) with respect to each share of Common Stock subject to an Award of Restricted Stock Units or Other Incentive Awards, and related Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights (if applicable), payment by the Company (or a successor), in cash, of an amount equivalent to the value of any such Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights plus the value of the Change of Control Consideration for each share covered by the Award, assuming all restrictions or limitations (including risks of forfeiture) have lapsed and (c) with respect to a Performance Award, payment by the Company (or a successor), in cash, of an amount equivalent to the value of such Award, as determined by the Committee, taking into account, to the extent applicable, the Change of Control Consideration, and assuming all performance criteria and other conditions to payment of such Awards are achieved or fulfilled to the maximum extent possible.

ARTICLE XIV. AMENDMENT AND TERMINATION
14.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify this Plan, in whole or in part; provided, however, that no amendment or modification of this Plan shall become effective without the approval of such amendment or modification by the stockholders of Noble if (a) such amendment or modification increases the maximum number of shares subject to this Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under this Plan or (b) counsel for Noble determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the Common Stock is then listed or quoted. An amendment to this Plan generally will not require stockholder approval if it curtails rather than expands the scope of this Plan, nor if it is made to conform this Plan to statutory or regulatory requirements, such as, without limitation, Section 409A. Upon termination of this Plan, the terms and provisions of this Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2    Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XV. MISCELLANEOUS
15.1    Award Agreements. After the Committee grants an Award under this Plan to a Participant, such award shall be evidenced by an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of this Plan, and in the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern. All Awards under this Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A so that no tax will be owed under Section 409A.

15.2    Listing; Suspension.

(a)    If and as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Noble shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)    If at any time counsel to Noble or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful under the laws of any applicable jurisdiction, Noble or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful.

(c)    Upon termination of any period of suspension under this Section 15.2, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3    Additional Conditions. Notwithstanding anything in this Plan to the contrary (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Noble a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and (c) all certificates for shares of Common Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4    Transferability.

(a)    All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section 15.4; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Noble of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Except as otherwise provided in this Section 15.4, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by this Plan or the Award Agreement shall be null and void and without effect.
(c)    If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of this Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family or a person sharing a Participant’s household (other than a tenant or an employee), (ii) trusts in which the Participant or a person listed in (i) above has more than 50% of the beneficial interest, (iii) a foundation in which the Participant or a person listed in (i) above controls the management of assets, (iv) any other entity in which the Participant or a person listed in (i) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (iv), no consideration is provided for the transfer and (v) any transferee permitted under applicable securities and tax laws as determined by counsel to Noble. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(d)    Incident to a Participant’s divorce, the Participant may request that Noble agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Section 414(p) of the Code) with respect to all or a part of one or more Awards made to the Participant under this Plan. Noble’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Noble. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Noble harmless from any claim that may arise out of Noble’s observance of the terms of any such domestic relations order.

15.5    Withholding Taxes. The Company shall be entitled to deduct from any payment made under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay or may allow the Participant to elect to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under this Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company (either actually or by attestation) previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

15.6    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award granted hereunder. If the application of any provision of the Plan or any Award Agreement would yield a fractional share of Common Stock, such fractional share shall be rounded down to the nearest whole share, provided that the Committee in its sole discretion may settle fractional shares in cash.

15.7    Notices; Method of Delivery. All notices required or permitted to be given or made under this Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Noble or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Noble at the principal executive offices of Noble clearly marked “Attention: General Counsel.” Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment, or other documentation, in a manner that the Committee has prescribed or that is otherwise acceptable to the Committee, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Committee and that such delivery is not prohibited by applicable laws and regulations.

15.8    Compliance with Law and Stock Exchange or Association Requirements. It is the intent of Noble that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that all Awards either be exempt from Section 409A or, if not exempt, comply with the requirements of Section 409A. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements.

15.9    Clawback. By accepting or exercising any Award granted under the Plan, the Participant agrees to abide and be bound by any policies adopted by Noble, including without limitation Noble’s compensation recoupment policy as contained in Noble’s Code of Conduct, as amended from time to time, and any other policies adopted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer

Protection Act and any rules or exchange listing standards promulgated thereunder, providing for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement or similar circumstances. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

15.10    Binding Effect. The obligations of Noble under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Noble, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Noble. The terms and conditions of this Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.11    Severability. If any provision of this Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or such agreement, as the case may be, but such provision shall be fully severable and this Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

15.12    No Restriction of Corporate Action. Nothing contained in this Plan shall be construed to prevent Noble or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify this Plan) that is deemed by Noble or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Awards made or to be made under this Plan. No Participant or other person shall have any claim against Noble or any Affiliate as a result of such action.

15.13    Governing Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

15.14    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Noble as a result of participation in this Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to this Plan. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.15    Risk of Participation. Nothing contained in this Plan shall be construed either as a guarantee by Noble or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of this Plan or as an agreement by Noble or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in this Plan.

15.16    No Guarantee of Tax Consequences. No person connected with this Plan in any capacity, including without limitation Noble and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under this Plan or that such tax treatment will apply to or be available to a Participant on account of participation in this Plan.

15.17    Continued Employment or Service. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Noble or an Affiliate to the Participant.

15.18    Miscellaneous. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of this Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed on this 23rd day of April, 2019.

NOBLE ENERGY, INC.

By: /s/ David L. Stover
Name: David L. Stover

Title: Chairman and Chief Executive Officer